EXHIBIT 99.5

           INSTRUCTIONS BY BENEFICIAL OWNER TO BROKER OR OTHER NOMINEE
               AMERICAN NATURAL ENERGY CORPORATION RIGHTS OFFERING

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to in the letter that relate to the offering of shares of the common stock (the "Common Stock") of American Natural Energy Corporation. (the "Company") pursuant to subscription rights to purchase Common Stock ("Rights") that the Company distributed to its shareholders of record.

This will instruct you as to whether to exercise Rights with respect to the shares of Common Stock held by you for the account of the undersigned. The exercise of Rights is subject to the terms and conditions set forth in the Company's Prospectus dated [_______], 2004 and the related "Instructions as to the Use of American Natural Energy Corporation Subscription Warrants."

Box 1 [  ] Please do not exercise Rights for shares of Common Stock.

Box 2 [  ] Please exercise Rights for shares of Common Stock as set forth below:

                                                           Number of Shares
Basic Subscription                                       =   __________ (Line 1)
Privilege:*

Oversubscription                                         =   __________ (Line 2)
Privilege:*

Total Number
Of Shares                                                    __________(total Line 1 and 2)

Total Payment
Required (Total Number of Shares times $0.[___])         =  $__________



* PURSUANT TO THE BASIC SUBSCRIPTION PRIVILEGE, A BENEFICIAL OWNER MAY PURCHASE A NUMBER OF SHARES EQUAL TO EACH RIGHT THAT HE OR SHE BENEFICIALLY OWNS. THE OVERSUBSCRIPTION PRIVILEGE MAY BE EXERCISED ONLY IF THE BASIC SUBSCRIPTION PRIVILEGE IS FULLY EXERCISED AND IS SUBJECT TO AVAILABILITY AND PRORATION AS DESCRIBED IN THE PROSPECTUS.

Box 3 [ ]      Payment in the following amount is enclosed:     $_______________


Box 4 [ ]   Please deduct payment from the following account maintained by you as follows:

    Type of Account                               Account No.

     Amount to be deducted:                $____________________________________

Date:      __________, 2004

                                         Signature(s)___________________________

                                              Please type or print name(s) below